SUBSIDIARIES OF THE BRINK’S COMPANY
AS OF DECEMBER 31, 2025
(The subsidiaries listed below are owned 100%, directly or indirectly, by The Brink’s Company unless otherwise noted.)

Company	Jurisdiction of Incorporation
The Pittston Company	Delaware
Glen Allen Development, Inc.	Delaware
Liberty National Development Company, LLC (32.5%)	Delaware
New Liberty Residential Urban Renewal Company, LLC (17.5%)	New Jersey
Pittston Services Group Inc.	Virginia
Brink’s Holding Company	Delaware
Brink’s Finance Holding Company, LLC	Delaware
Brink’s Capital Holding Company, LLC	Delaware
Brink’s Capital, LLC	Delaware
Brink’s Capital Canada Holding Company Ltd	Canada
Brink’s Capital Canada Ltd	Canada
Brink’s Finance Holding Brasil Ltda.	Brazil
Brink’s Pay Instituicao de Pagamento LTDA	Brazil
Brink’s, Incorporated	Delaware
Brink’s Delaware, LLC	Delaware
Brink’s AR LLC	Delaware
PAI Midco, Inc.	Delaware
Payment Alliance Processing Corporation	Delaware
Testlink USA, Inc.	Delaware
Payment Alliance International, Inc.	Delaware
Vantage Technical Services, Inc.	Delaware
PAI Digital, LLC	Delaware
Brink’s Express Company	Illinois
Brink’s Global Payments, LLC	Delaware
Brink’s Complete Holding Company, LLC	Delaware
Brink's Capital Mexico, S.A. de C.V., S.D.F.O.M., E.N.R.	Mexico
Brink’s St. Lucia Ltd. (26%)	St. Lucia
Security Services (Brink’s Jordan) Company Ltd (95%)	Jordan
Servicio Pan Americano de Proteccion S.A. de C.V. (“Serpaprosa”) (99.75%)	Mexico
Inmobiliaria, A.J., S.A. de C.V. (99.75%)	Mexico
Operadora Especializada de Transportes, S.A. de C.V. (99.75%)	Mexico
Procesos Integrales en Distribucion y Logistica, S.A. de C.V. (99.75%)	Mexico
Brink’s Security International, Inc.	Delaware
Brinks Support Services (MY) Sdn. Bhd.	Malaysia
G4S Group Holding (Asia) Limited	British Virgin Islands
Safeguards Secure Solution Sdn Bhd (48.88%)	Malaysia

Company	Jurisdiction of Incorporation
Viva Powertech Sdn. Bhd. (48.88%)	Malaysia
Safeguards Secure Solution (Sabah) Sdn Bhd (48.88%)	Malaysia
Almo Systems Sdn Bhd (48.88%)	Malaysia
Group 4 Falck CMS Sdn Bhd (48.88%)	Malaysia
Gwenkens Security Services Sdn Bhd (43.99%)	Malaysia
Safeguards Academy Sdn Bhd (43.99%)	Malaysia
Gwenkens Central Monitoring Sdn Bhd (43.99%)	Malaysia
Safeguards Secure Solution (Sarawak) Sdn Bhd (48.88%)	Malaysia
Safeguards Security Systems Solutions Sdn. Bhd. (48.88%)	Malaysia
Brink’s Cash Solutions S.A.	Dominican Republic
Brink’s Secure Solutions S.A.	Dominican Republic
Brink’s Si International Logistics (Hong Kong) Limited	Hong Kong
G4S International Logistics Holdings (Thailand) Limited (48.99%)	Thailand
Brink’s Si International Logistics (Middle East) FZE	Dubai (UAE)
Brink’s Brokerage Company, Incorporated	Delaware
Brink’s C.l.S., Inc.	Delaware
Brink’s Cambodia, Inc.	Delaware
Brink’s Global Services International, Inc	Delaware
Brink’s ATM Operations East, Inc.	Delaware
Brink’s Global Services USA, Inc.	Delaware
Brink’s International Management Group, Inc.	Delaware
Brink’s Network, Incorporated	Delaware
Brink’s Myanmar, Limited	Delaware
Brink’s Vietnam, Incorporated	Delaware
Brink’s Asia Pacific Limited	Hong Kong
Brink’s Australia Pty Ltd.	Australia
Cavalier Insurance Company Ltd.	Bermuda
Brink’s Global Services FZE	Dubai (UAE)
Brink’s Diamond Title DMCC	Dubai (UAE)
Brink’s Gulf LLC (49%)	Dubai (UAE)
Brinks for Logistics Services (Limited Liability One Person Co.)	Saudi Arabia
Brink’s Beteiligungsgesellschaft mbH	Germany
Brink’s Global Services Deutschland GmbH	Germany
Brink’s Far East Limited	Hong Kong
Brink’s Ireland Limited	Ireland
Brink’s ATM Services Limited	Ireland
Brink’s Holdings Limited	Israel
Brink’s (Israel) Limited (90%)	Israel
Brink’s Blue Ltd (90%)	Israel
Brink’s Global Services S.r.L.	Italy

Company	Jurisdiction of Incorporation
Brink’s Japan Limited	Japan
Brink’s Luxembourg S.A.	Luxembourg
Brink’s Security Luxembourg S.A.	Luxembourg
BK Services S.a.r.l.	Luxembourg
Brink’s Cash Solutions (Luxembourg) S.a.r.l.	Luxembourg
Brink’s Alarm & Security Technologies	Luxembourg
Brink’s Baltics AS	Estonia
Brink’s Estonia OÜ	Estonia
UAB Brink’s Lithuania	Lithuania
AS Brink’s Latvia	Latvia
Brink’s Global Services	Mexico
Proteccion de Valores, S.A.	Panama
Transportadora de Valores del Sur Limitada	Colombia
TVS Pagos, Recaudos y Procesos S.A.S.	Colombia
Korala Associates Limited (13.93%)	United Kingdom
KAL Software, Inc. (13.93%)	Ohio
KAL Software Mexico S.A. de C.V. (13.93%)	Mexico
KAL ATM Software India Pvt Ltd (13.93%)	India
KAL Italy S.R.L. (13.93%)	Italy
KAL Software Bucharest SRL (13.93%)	Romania
KAL Software Pty Limited (13.93%)	Australia
KAL Technology (Shenzhen) Limited (13.93%)	China
KAL Software FZ LLC (13.93%)	United Arab Emirates
KAL Software CPC (Private) Limited (13.93%)	Sri Lanka
KAL ATM Software GmbH (13.93%)	Germany
KAL Software Vietnam Company Limited (13.93%)	Vietnam
Possavi Netherlands B.V. (13.93%)	Netherlands
Possavi UK Ltd (13.93%)	United Kingdom
Brink’s International, C.V. (“BICV”)	Netherlands
Inversiones Brink’s Chile Limitada	Chile
Transgamboa SpA	Chile
Soluciones Logisticas SpA	Chile
Brink’s Global Services Chile SpA	Chile
Brink’s Chile, SpA	Chile
Centro De Capacitaciόn Aprendizaje Y Desarrollo SpA	Chile
Brink’s de Colombia S.A.	Colombia
e-Pago de Colombia S.A.	Colombia
Domesa de Colombia S.A.	Colombia
Procesos & Canje S.A.	Colombia

Company	Jurisdiction of Incorporation
Sistema Integrado Multiple de Pago Electronicos S.A. (25%)	Colombia
Brink’s Canada Holdings, B.V.	Netherlands
Brink’s Canada Limited	Canada
Brink’s Dutch Holdings, B.V.	Netherlands
Brink’s Solutions Holdings B.V.	Netherlands
Brink’s Cash Management (NL) B.V.	Netherlands
Brink’s Solutions Nederland B.V.	Netherlands
Brink’s CashService Holding NL B.V.	Netherlands
Brink’s Cashservice NL B.V.	Netherlands
Brink’s Portugal, Unipessoal Lda	Portugal
Brink’s Hellenic Holdings, B.V.	Netherlands
Athena Marathon Holdings, B.V.	Netherlands
Apollo Acropolis Holdings, B.V.	Netherlands
Brink’s Bolivia S.A.	Bolivia
Hermes Delphi Holdings, B.V,	Netherlands
Kanyoa Investment, Inc.	Panama
Zeus Oedipus Holdings, B.V.	Netherlands
Brink’s Hellas Commercial S.A. – Information Technology Services	Greece
Brink’s Cash & Valuable Services S.A.	Greece
Brink’s Security Services SA	Greece
Novacon-Brink’s-Labolaget Joint Venture (34%)	Greece
Brink’s Aviation Security Services S.A. (70%)	Greece
Brink’s Monitoring Center S.A.	Greece
Hellenic Central Station SA - Reception & Processing Centre of Electronic Signals (10%)	Greece
BHM Human Resources Mexico Holding, S.A. de C.V.	Mexico
Brink’s Servicios Administrativo	Mexico
BM Control y Administracion de Personal, S.A. de C.V.	Mexico
Brink’s Argentina S.A.	Argentina
Ducit, S.A.	Argentina
Brink’s Seguridad Corporativa S.A. (99.6%)	Argentina
Brink’s Logistica, S.A. (98%)	Argentina
Brink’s India Private Limited	India
Brink’s Asia Holding (NL) B.V	Netherlands
PT BRINKS SOLUTIONS INDONESIA (83.85%)	Indonesia
PT Indonesia Cash Systems (83.85%)	Indonesia
Brinks Mongolia LLC (51%)	Mongolia
Servicio Pan Americano de Proteccion C.A. (61%)	Venezuela
Documentos Mercantiles, S.A. (61%)	Venezuela
Instituto Panamericano, C.A. (61%)	Venezuela

Company	Jurisdiction of Incorporation
Intergraficas Panama, S.A. (61%)	Panama
Panamericana de Vigilancia, S.A. (61%)	Venezuela
Transportes Expresos, C.A. (61%)	Venezuela
Tepuy Inmobiliaria VII, C.A.	Venezuela
Brink’s Panama S.A.	Panama
Business Process Intelligence Inc.	Panama
Brink’s Global Services Poland Sp.zo.o.	Poland
Brink’s International Holdings AG	Switzerland
Brink’s Holding (Hong Kong) Limited	Hong Kong
Brink’s Cash Solutions (Hong Kong) Limited	Hong Kong
Bolivar Business S.A.	Panama
BPOINT S.R.L.	Bolivia
Panamerican Protective Service Sint Maarten, N.V.	Sint Maarten
Servicio Panamericano de Proteccion (Curacao), N.V.	Curacao
Domesa Curacao, N.V.	Curacao
Domesa, N.V.	Aruba
Servicio Panamericano de Vigilancia (Curacao), N.V.	Curacao
Brink’s France SAS	France
I T S SAS	France
Brink’s (Mauritius) Ltd	Mauritius
Brink’s Antilles SAS	Guadeloupe (FR)
Brink’s Evolution SAS	France
Brink’s Formation S.A.R.L.	France
Brink’s Payment Services SAS	France
Brink’s Madagascar S.A. (60%)	Madagascar
Brink’s Maroc S.A.S.	Morocco
Brink’s Process Outsourcing, SAS	France
Brink’s Reunion S.A.R.L.	La Réunion (FR)
Cyrasa Servicios de Control SA	Spain
Maartenval NV	Sint Maarten
Security & Risk Management Training Centre Ltd	Mauritius
Brink’s Solutions Belgium	Belgium
Brink’s Cash Services (Ireland) Limited	Ireland
Brink’s Cash Solutions Holding (NL) B.V.	Netherlands
Brink’s Cash Solutions (CZ) a.s.	Czech Republic
Brink’s Cash Solutions Services (CZ) s.r.o.	Czech Republic
Brink’s Cash Solutions (RO) SRL	Romania
Brink’s Secure Solutions (RO) SRL	Romania
Brink’s Cyprus (Private Security Services) Limited	Cyprus

Company	Jurisdiction of Incorporation
T.I.S. Total Integrated Services Limited (50%)	Cyprus
Brink’s Global Holdings B.V.	Netherlands
Brink’s Regional Services B.V.	Netherlands
Brink’s Trading Ltd.	Israel
Brink’s Global Services Antwerp	Belgium
Brink’s Global Services Pte. Ltd.	Singapore
Brink’s Kenya Limited	Kenya
Brink’s Switzerland Ltd.	Switzerland
Brink’s Diamond & Jewelry Services	Belgium
Transpar – Brink’s ATM Ltda.	Brazil
BGS – Agenciamento de Carga e Despacho Aduaneiro Ltda.	Brazil
BSL – Brink’s Solucoes Logisticas Ltda.	Brazil
Brink’s-Seguranca e Transporte de Valores Ltda.	Brazil
BVA-Brink’s Valores Agregados Ltda.	Brazil
Brink’s Hong Kong Limited	Hong Kong
Brink’s (Shanghai) Finance Equipment Technology Services Co. Limited	China
Brink’s Diamond (Shanghai) Company Limited	China
Brink’s Jewellery Trading (Shanghai) Company Limited	China
Brink’s Security Transportation (Shanghai) Company Limited	China
Brink’s Global Services Korea Limited – Yunan Hoesa Brink’s Global (80%)	Korea
Brink’s Singapore Pte Ltd	Singapore
BVC Brink’s Diamond & Jewellery Services LLP (51%)	India
Brink’s Worldbridge Secure Logistics Co., Ltd. (60%)	Cambodia
Brinks (Southern Africa) (Proprietary) Limited	South Africa
Brinks Security (Pty) Ltd	South Africa
Brink’s e-Pago Tecnologia Ltda.	Brazil
Muitofacil Arrecadacao e Recebimento Ltda	Brazil
ePago International Inc.	Panama
Brink’s ePago S.A. de C.V.	Mexico
Brink’s Global Services (BGS) Botswana (Proprietary) Limited	Botswana
Brink’s Macau Limited	Macau
Brink’s Trading (Taiwan) Co., Ltd.	Taiwan
Brink’s Vietnam Company Limited	Vietnam
Brink’s Philippines, Inc. (51%)	Philippines
Brink’s Taiwan Security Limited	Taiwan
Brink’s Security (Thailand) Limited (40%)	Thailand
Brink’s Global Technology Limited	Thailand
Brink’s Guvenlik Hizmetleri Anonim Sirketi	Turkey
Brink’s (UK) Limited	U.K.

Company	Jurisdiction of Incorporation
Brink’s Limited	U.K.
Brink’s Limited Co. W.L.L.	Bahrain
NoteMachine Limited	U.K.
ATM Services Limited	U.K.
NoteMachine UK Limited	U.K.
Testlink Services Limited	U.K.
Brink’s Kuwait Holding (NL) B.V.	Netherlands
Al Mulla Security Services Company K.S.C.C. (49%)	Kuwait
Group 4 S Security Solutions Co. WLL (49%)	Kuwait
Brink’s Global Services, Ltd.	U.K.
Brink’s Global Services LLC (49%)	UAE
Brinks Managed Services Limited 49%)	UAE
Brink’s Security Services - L.L.C. - S.P.C. (49%)	UAE
BAX Holding Company	Virginia
Brink’s Administrative Services Inc.	Delaware
Pittston Minerals Group Inc.	Virginia
Pittston Coal Company	Delaware
Heartland Coal Company	Delaware
Addington, Inc.	Kentucky
Pittston Coal Management Company	Virginia
Pyxis Resources Company	Virginia
Holston Mining, Inc.	West Virginia
Paramont Coal Corporation	Delaware
Sheridan-Wyoming Coal Company, Incorporated	Delaware
Thames Development Ltd.	Virginia
Buffalo Mining Company	West Virginia
Clinchfield Coal Company	Virginia
Dante Coal Company	Virginia
Eastern Coal Corporation	West Virginia
Elkay Mining Company	West Virginia
Jewell Ridge Coal Corporation	Virginia
Kentland-Elkhorn Coal Corporation	Kentucky
Meadow River Coal Company	Kentucky
Pittston Coal Group, Inc.	Virginia
Sea “B” Mining Company	Virginia
Ranger Fuel Corporation	West Virginia
Pittston Mineral Ventures Company	Delaware

Company	Jurisdiction of Incorporation
PMV Gold Company	Delaware
Pittston Mineral Ventures International Ltd.	Delaware